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                                                                    Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Regeneron Pharmaceuticals, Inc. on Form S-8 (File Nos. 33-50480, 33-85330, 33-97176, and 333-33891) of our report, which is based in part on the report of other auditors, dated February 5, 1999, on our audits of the financial statements of Regeneron Pharmaceuticals, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




                                        PricewaterhouseCoopers LLP

New York, New York
March 25, 1999